EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2018, relating to the consolidated financial statements of Nortech Systems Incorporated and its subsidiaries, appearing in the Annual Report on Form 10-K, for the year ended December 31, 2017.

/s/ BAKER TILLY VIRCHOW KRAUSE LLP

Minneapolis, MN

March 27, 2018